Exhibit 99.1
Progyny, Inc. Announces Second Quarter 2023 Results
Reports Record Quarterly Revenue of $279.4 Million, Reflecting 43% Growth Over the Prior Year Period
Achieves Record Quarterly Operating Cash Flow of $76.0 Million
Raises Full Year Revenue and Earnings Guidance
Continuing to See Strong Employer Demand for Fertility and Family Building Solutions

NEW YORK, August 3, 2023 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY) (“Progyny” or the “Company”), a leading benefits management company specializing in fertility and family building benefits solutions, today announced its financial results for the three-month period ended June 30, 2023 (“the second quarter of 2023”) as compared to the three-month period ended June 30, 2022 (“the second quarter of 2022” or “the prior year period”).

“We are pleased with our strong second quarter results, driven once again by healthy levels of member engagement that continue to reflect members' desire to pursue the care they need in order to achieve their family building goals,” said Pete Anevski, Chief Executive Officer of Progyny. “According to the CDC, assisted reproductive technology (ART) cycles grew at a compounded annual growth rate of 10.5% over the past ten years, and a compounded annual growth rate of 11.8% over just the last two years alone, despite the effects of the global pandemic. We believe the accelerating growth in treatment volumes reflects both the increasing prevalence of infertility - which the World Health Organization recently reported is now affecting one out of every six people of reproductive age globally - as well as improved access to care, as employers increasingly look to provide the health benefits that will meet the medical needs and expectations of their workforce.

“This data also reveals that the macro trends that have been driving our growth remain intact, and we are continuing to see high employer demand for fertility and family building solutions in our current selling season. Our pipeline continues to be favorable as compared to this time last year, and we have already received a healthy number of commitments for 2024 implementations, including leading industrial, financial services and transportation brands, as well as labor union populations. While we expect the majority of client decisions will occur in the late summer and early fall, as usual, we are pleased with where we are today and with how we are positioned for the remainder of the selling season.”

“During the second quarter, we reached new agreements with our pharmacy program partners, under terms that will not only continue to provide us with favorable unit economics, but also accelerate the receipt terms to us, which, along with our strong performance, contributed to the record $76.0 million of operating cash flow we achieved this quarter,” said Mark Livingston, Progyny’s Chief Financial Officer.

Second Quarter 2023 Highlights:

(unaudited; in thousands, except per share amounts)	2Q 2023	2Q 2022
Revenue	$279,373	$195,004

Gross Profit	$60,641	$43,887
Gross Margin	21.7%	22.5%
Net Income	$14,991	$8,768

Net Income per Diluted Share[1]	$0.15	$0.09

Adjusted EBITDA[2]	$47,464	$32,878
Adjusted EBITDA Margin[2]	17.0%	16.9%
1.Net income per diluted share reflects weighted-average shares outstanding as adjusted for potential dilutive securities, including options, restricted stock units, warrants to purchase common stock, and shares issuable under the employee stock purchase plan.
2.Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). Please see Annex A of this press release for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure stated in accordance with GAAP for each of the periods presented. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Financial Highlights
Revenue was $279.4 million, a 43% increase as compared to the $195.0 million reported in the second quarter of 2022, primarily as a result of the increase in our number of clients and covered lives.
•Fertility benefit services revenue was $172.7 million, a 36% increase from the $126.8 million reported in the second quarter of 2022.
•Pharmacy benefit services revenue was $106.6 million, a 56% increase as compared to the $68.2 million reported in the second quarter of 2022.

Gross profit was $60.6 million, an increase of 38% from the $43.9 million reported in the second quarter of 2022, primarily due to the higher revenue. Gross margin was 21.7%, a decrease of 80 basis points from the 22.5% reported in the prior year period, reflecting the impact of planned cost containment efforts that were shared with our clients, as well as incremental investments in care management resources.

Net income was $15.0 million, or $0.15 income per diluted share, an increase of 71% as compared to the $8.8 million, or $0.09 income per diluted share, reported in the second quarter of 2022. The higher net income was due primarily to the operating efficiencies realized on our higher revenues, which was partially offset by an increase in non-cash stock-based compensation expense and a higher provision for taxes in the current period.

Adjusted EBITDA was $47.5 million, an increase of 44% as compared to the $32.9 million reported in the second quarter of 2022, reflecting the higher gross profit and operating efficiencies realized on our higher revenues. Adjusted EBITDA margin was 17.0%, an increase of 10 basis points from the 16.9% Adjusted EBITDA margin in the second quarter of 2022. Please refer to Annex A for a reconciliation of Adjusted EBITDA to net income.

Cash Flow
Net cash generated by operating activities in the second quarter of 2023 was $76.0 million, compared to cash generated of $19.2 million in the prior year period. The higher cash flow as compared to the prior year period was positively impacted by new agreements with our pharmacy program partners, which included more favorable receipt terms and resulted in one additional receipt in the second quarter, as well as the impact of timing for certain working capital items.

Balance Sheet and Financial Position
As of June 30, 2023, the Company had total working capital of approximately $367.2 million and no debt. This included cash and cash equivalents and marketable securities of $282.5 million, an increase of $74.6 million from March 31, 2023.

Key Metrics
The Company had 384 clients as of June 30, 2023, as compared to 273 clients as of June 30, 2022.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
ART Cycles*	14,771	10,392	27,942	19,316
Utilization – All Members**	0.57%	0.49%	0.85%	0.77%
Utilization – Female Only**	0.50%	0.44%	0.73%	0.66%
Average Members	5,340,000	4,268,000	5,330,000	4,135,000

* Represents the number of ART cycles performed, including IVF with a fresh embryo transfer, IVF freeze all cycles/embryo banking, frozen embryo transfers, and egg freezing.
** Represents the member utilization rate for all services, including, but not limited to, ART cycles, initial consultations, IUIs, and genetic testing. The utilization rate for all members includes all unique members (female and male) who utilize the benefit during that period, while the utilization rate for female only includes only unique females who utilize the benefit during that period. For purposes of calculating utilization rates in any given period, the results reflect the number of unique members utilizing the benefit for that period. Individual periods cannot be combined as member treatments may span multiple periods.

Financial Outlook
“In light of our strong results in the first half of the year, as well as our current expectations for member engagement, we are raising our guidance for the year, which also reflects the customary seasonality that we typically see with member activity in the third quarter,” said Mr. Anevski.

The Company is providing the following financial guidance for the full year ending December 31, 2023 and the three-month period ending September 30, 2023:

•Full Year 2023 Outlook:
oRevenue is now projected to be $1,075 million to $1,090 million, reflecting growth of 37% to 39%
oNet income is projected to be $51.2 million to $54.3 million, or $0.50 to $0.53 per diluted share, on the basis of approximately 102 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $183.0 million to $187.5 million

•Third Quarter of 2023 Outlook:
oRevenue is projected to be $268.0 million to $273.0 million, reflecting growth of 30% to 33%
oNet income is projected to be $9.5 million to $10.5 million, or $0.09 to $0.10 per diluted share, on the basis of approximately 101 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $44.7 million to $46.2 million

1.Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with, GAAP. Please see Annex A of this press release for a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income, the most directly comparable financial measure stated in accordance with GAAP for the period presented.

Conference Call Information
Progyny will host a conference call at 4:45 P.M. Eastern Time (1:45 P.M. Pacific Time) today, August 3, 2023, to discuss its financial results. Interested participants from the United States may join by calling 1.866.825.7331 and using conference ID 265484. Participants from international locations may join by calling 1.973.413.6106 and using the same conference ID. A replay of the call will be available until August 10, 2023 at 6:00 P.M. Eastern Time by dialing 1.800.332.6854 (U.S. participants) or 1.973.528.0005 (international) and entering passcode 265484. A live audio webcast of the call and subsequent replay will also be available through the Events & Presentations section of the Company’s Investor Relations website at investors.progyny.com.

About Progyny
Progyny (Nasdaq: PGNY) is a leading fertility benefits management company. We are redefining fertility and family building benefits, proving that a comprehensive and inclusive solution can simultaneously benefit employers, patients, and physicians.

Our benefits solution empowers patients with education and guidance from a dedicated Patient Care Advocate (PCA), provides access to a premier network of fertility specialists using the latest science and technologies, reduces healthcare costs for the nation’s leading employers, and drives optimal clinical outcomes. We envision a world where anyone who wants to have a child can do so.

Headquartered in New York City, Progyny has been recognized for its leadership and growth by CNBC Disruptor 50, Modern Healthcare’s Best Places to Work in Healthcare, Financial Times, INC. 5000, and Crain’s Fast 50 for NYC. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our financial outlook for the third quarter and full year 2023; the demand for our solutions; our expectations for our selling season for 2024 launches; our positioning to successfully manage economic uncertainty on our business; the timing of client decisions; our expected utilization rates and mix; our ability to retain existing clients and acquire new clients; the expected benefits of our pharmacy program partner agreements; and our business strategy, plans, goals and expectations concerning our market position, future operations, and other financial and operating information. The words “anticipates,” “assumes,” “believe,” “contemplate,” “continues,” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “plans,” “predict,” “potential,” “project,” “seeks,” “should,” “target,” “will,” and the negative of these or similar expressions and phrases are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, failure to meet our publicly announced guidance or other expectations about our business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability; unfavorable conditions in our industry or the United States economy; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; changes in the technology industry; changes or developments in the health insurance market; negative publicity in the health benefits industry; lags, failures or security breaches in our computer systems or those of our vendors; a significant change in the level or the mix of utilization of our solutions; our ability to offer high-quality support; positive references from our existing clients; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenue; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; reductions in employee benefits spending; seasonal fluctuations in our sales; the adoption of new solutions and services by our clients or members; our ability to innovate and develop new offerings; our ability to adapt and respond to the medical landscape, regulations, client needs, requirements or preferences; our ability to maintain and enhance our brand; our ability to attract and retain members of our management team, key employees, or other qualified personnel; our ability to maintain our Company culture; risks related to any litigation against us; our ability to maintain our Center of Excellence network of healthcare providers; our strategic relationships with and monitoring of third parties; our ability to maintain or any disruption of our pharmacy distribution network or their supply chain; our relationship with key pharmacy program partners or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; exposure to credit risk from our members; risks related to government regulation; risks related to potential sales to government entities; our ability to protect our intellectual property rights; risks related to acquisitions, strategic investments, partnerships, or alliances; federal tax reform and changes to our effective tax rate; the imposition of state and local taxes; our ability to utilize a significant portion of our net operating loss or research tax credit carryforwards; our ability to maintain effective internal control over financial reporting; our ability to adapt and respond to the changing SEC expectations regarding environmental, social and governance practices. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent reports that we file with the SEC which are available at http://investors.progyny.com and on the SEC’s website at https://www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables include the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EBITDA margin on incremental revenue.

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA margin on incremental revenue are supplemental financial measures that are not required by, or presented in accordance with, GAAP. We believe that these non-GAAP measures, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA margin on incremental revenue are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA margin on incremental revenue are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA margin on incremental revenue include: (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating income and expenses, including other (income) expense, net and interest (income) expense, net; (5) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our non-GAAP measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we calculate these measures, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA margin on incremental revenue alongside other financial performance measures, including our net income, gross margin, and our other GAAP results.

We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; other (income) expense, net; interest income, net; and provision (benefit) for income taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We calculate Adjusted EBITDA margin on incremental revenue as incremental Adjusted EBITDA in 2023 divided by incremental revenue in 2023. Please see Annex A: “Reconciliation of GAAP to Non-GAAP Financial Measures” elsewhere in this press release.

For Further Information, Please Contact:
Investors:
James Hart
investors@progyny.com

Media:
Selena Yang
media@progyny.com

PROGYNY, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$170,570	$120,078
Marketable securities	111,925	69,222
Accounts receivable, net of $37,892 and $28,328 of allowances at June 30, 2023 and December 31, 2022, respectively	264,958	240,067
Prepaid expenses and other current assets	13,677	4,489
Total current assets	561,130	433,856
Property and equipment, net	9,497	8,371
Operating lease right-of-use assets	18,451	6,903
Goodwill	11,880	11,880
Intangible assets, net	—	99
Deferred tax assets	77,065	77,889
Other noncurrent assets	3,514	3,988
Total assets	$681,537	$542,986
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$130,160	$109,287
Accrued expenses and other current liabilities	63,740	50,249
Total current liabilities	193,900	159,536
Operating lease noncurrent liabilities	18,138	6,482
Total liabilities	212,038	166,018
Commitments and Contingencies
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at June 30, 2023 and December 31, 2022; 95,165,253 and 93,301,156 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	9	9
Additional paid-in capital	408,814	349,533
Treasury stock, at cost, $0.0001 par value; 615,980 shares at June 30, 2023 and December 31, 2022	(1,009)	(1,009)
Accumulated earnings	60,603	27,934
Accumulated other comprehensive income	1,082	501
Total stockholders’ equity	469,499	376,968
Total liabilities and stockholders’ equity	$681,537	$542,986

PROGYNY, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$279,373	$195,004	$537,767	$367,221
Cost of services	218,732	151,117	418,486	290,385
Gross profit	60,641	43,887	119,281	76,836
Operating expenses:
Sales and marketing	15,384	11,496	29,666	21,511
General and administrative	30,073	23,553	59,420	46,545
Total operating expenses	45,457	35,049	89,086	68,056
Income from operations	15,184	8,838	30,195	8,780
Other income (expense), net:
Other income (expense), net	1,277	25	1,775	(71)
Interest income, net	706	40	1,528	52
Total other income (expense), net	1,983	65	3,303	(19)
Income before income taxes	17,167	8,903	33,498	8,761
(Provision) benefit for income taxes	(2,176)	(135)	(829)	4,978
Net income	$14,991	$8,768	$32,669	$13,739
Net income per share:
Basic	$0.16	$0.10	$0.35	$0.15
Diluted	$0.15	$0.09	$0.33	$0.14
Weighted-average shares used in computing net income per share:
Basic	94,738,651	91,964,978	94,290,653	91,578,707
Diluted	100,615,919	99,672,769	100,391,573	99,725,564

PROGYNY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$32,669	$13,739
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	824	(5,070)
Depreciation and amortization	1,068	750
Stock-based compensation expense	62,561	48,154
Bad debt expense	9,794	6,097
Realized gain on sale of marketable securities	(1,324)	—
Foreign currency exchange rate gain	(7)	—
Changes in operating assets and liabilities:
Accounts receivable	(34,686)	(101,405)
Prepaid expenses and other current assets	(9,189)	421
Accounts payable	20,853	31,075
Accrued expenses and other current liabilities	13,829	15,591
Other noncurrent assets and liabilities	581	(1,368)
Net cash provided by operating activities	96,973	7,984

INVESTING ACTIVITIES
Purchase of property and equipment, net	(2,010)	(1,280)
Purchase of marketable securities	(120,599)	(94,611)
Sale of marketable securities	79,813	55,074
Net cash used in investing activities	(42,796)	(40,817)

FINANCING ACTIVITIES
Proceeds from exercise of stock options	3,124	1,209
Payment of employee taxes related to equity awards	(7,426)	(5,635)
Proceeds from contributions to employee stock purchase plan	617	576
Net cash used in financing activities	(3,685)	(3,850)
Effect of exchange rate changes on cash and cash equivalents	0	—
Net increase (decrease) in cash and cash equivalents	50,492	(36,683)
Cash and cash equivalents, beginning of period	120,078	91,413
Cash and cash equivalents, end of period	$170,570	$54,730

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes, net of refunds received	$698	$60
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Additions of property and equipment, net included in accounts payable and accrued expenses	$438	$303

ANNEX A

PROGYNY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands)
Costs of Services, Gross Margin and Operating Expenses Excluding Stock-Based Compensation Calculation
The following table provides a reconciliation of cost of services, gross profit, sales and marketing and general and administrative expenses to each of these measures excluding the impact of stock-based compensation expense for each of the periods presented:

	Three Months Ended			Three Months Ended
	June 30, 2023			June 30, 2022
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$218,732	$(8,812)	$209,920	$151,117	$(6,170)	$144,947
Gross profit	$60,641	$8,812	$69,453	$43,887	$6,170	$50,057
Sales and marketing	$15,384	$(6,883)	$8,501	$11,496	$(5,079)	$6,417
General and administrative	$30,073	$(16,058)	$14,015	$23,553	$(12,405)	$11,148

Expressed as a Percentage of Revenue
Gross margin	21.7%	3.2%	24.9%	22.5%	3.2%	25.7%
Sales and marketing	5.5%	(2.5)%	3.0%	5.9%	(2.6)%	3.3%
General and administrative	10.8%	(5.7)%	5.0%	12.1%	(6.4)%	5.7%

	Six Months Ended			Six Months Ended
	June 30, 2023			June 30, 2022
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$418,486	$(17,026)	$401,460	$290,385	$(12,335)	$278,050
Gross profit	$119,281	$17,026	$136,307	$76,836	$12,335	$89,171
Sales and marketing	$29,666	$(13,451)	$16,215	$21,511	$(9,842)	$11,669
General and administrative	$59,420	$(32,084)	$27,336	$46,545	$(25,977)	$20,568

Expressed as a Percentage of Revenue
Gross margin	22.2%	3.2%	25.3%	20.9%	3.4%	24.3%
Sales and marketing	5.5%	(2.5)%	3.0%	5.9%	(2.7)%	3.2%
General and administrative	11.1%	(6.0)%	5.1%	12.7%	(7.1)%	5.6%

Note: percentages shown in the table may not cross foot due to rounding.

Adjusted EBITDA and Adjusted EBITDA Margin on Incremental Revenue Calculation
The following table provides a reconciliation of Net income to Adjusted EBITDA for each of the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net income	$14,991	$8,768	$32,669	$13,739
Add:
Depreciation and amortization	527	386	1,068	750
Stock‑based compensation expense	31,753	23,654	62,561	48,154
Other (income) expense, net	(1,277)	(25)	(1,775)	71
Interest income, net	(706)	(40)	(1,528)	(52)
Provision (benefit) for income taxes	2,176	135	829	(4,978)
Adjusted EBITDA	$47,464	$32,878	$93,824	$57,684

Revenue	$279,373	$195,004	$537,767	$367,221

Incremental revenue vs. 2022	84,369		170,546

Incremental Adjusted EBITDA vs. 2022	14,586		36,140

Adjusted EBITDA margin on incremental revenue	17.3%		21.2%

Reconciliation of Non-GAAP Financial Guidance for the Three Months Ending September 30, 2023 and Year Ending December 31, 2023

	Three Months Ending September 30, 2023		Year Ending December 31, 2023
(in thousands)	Low	High	Low	High

Revenue	$268,000	$273,000	$1,075,000	$1,090,000
Net Income	$9,500	$10,500	$51,200	$54,300
Add:
Depreciation and amortization	600	600	2,300	2,300
Stock-based compensation expense	32,000	32,000	127,000	127,000
Other income, net	(1,800)	(1,800)	(7,000)	(7,000)
Provision for income taxes	4,400	4,900	9,500	10,900
Adjusted EBITDA*	$44,700	$46,200	$183,000	$187,500

* All of the numbers in the table above reflect our future outlook as of the date hereof.  Net income and Adjusted EBITDA ranges do not reflect any estimate for other potential activities and transactions, nor do they contemplate any discrete income tax items, including the income tax impact related to equity compensation activity.